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                                                                   EXHIBIT 4.10

       SCHEDULE OF WARRANTS ISSUED (Private Placement - Investor Warrants)

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
DATE OF          NAME OF WARRANT RECIPIENT            NUMBER OF           EXERCISE PRICE
ISSUANCE                                              SHARES OF           EXPIRES
                                                     COMMON STOCK
----------------- -------------------------------- ----------------- ------------------------
6/12/2000         Atlantis Capital Fund LTD        100,000           Exercise Price:  $1.00
                                                                     Expires 6/12/2005

6/12/2000         CALP II LP                        50,000           Exercise Price:  $1.00
                                                                     Expires 6/12/2005

6/12/2000         Cache Capital "USA" LP           139,500           Exercise Price:  $1.00
                                                                     Expires 6/12/2005

6/12/2000         Arab Commerce Bank                10,500           Exercise Price:  $1.00
                                                                     Expires 6/12/2005

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